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                                                                    Exhibit 21

                 Subsidiaries of the Howmet International Inc.



                                                           State or Country
                                                           of Incorporation
                                                           ----------------

Howmet Holdings Corporation                                Delaware
Howmet Insurance Company, Inc.                             Vermont
Howmet Corporation                                         Delaware
Blade Receivables Corporation                              Nevada
Howmet Cercast (Canada), Inc.                              Canada
Howmet Cercast (U.S.A.), Inc.                              Delaware
Howmet Ltd.                                                United Kingdom
Howmet Refurbishment Inc.                                  Delaware
Howmet Research Corporation                                Delaware
Howmet S.A.                                                France
Howmet-Tempcraft, Inc.                                     Ohio
Warner Commerce Corporation                                Delaware